UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 7, 2014

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     As noted in Item 5.07 of this Current Report on Form 8-K, at our 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of NVE Corporation (the “Company”) held on August 7, 2014, our shareholders elected each of our five director nominees: Terrence W. Glarner, Daniel A. Baker, Patricia M. Hollister, Richard W. Kramp, and Gary R. Maharaj as directors to serve until the next Annual Meeting of Shareholders. As reported in the Current Report on Form 8-K we filed May 7, 2014, James D. Hartman and Robert H. Irish each had decided not stand for reelection as directors. Each of their terms as directors expired at the Annual Meeting.

Item 5.07. Submission of Matters to a Vote of Security Holders.

     The Annual Meeting was held to: (1) elect five directors to serve until the next Annual Meeting of Shareholders; (2) advisory approval of named executive officer compensation; and (3) ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015.

     Proxies for the meeting were solicited pursuant to Section 14(a) of the Exchange Act. All of our directors, including the outgoing and newly-elected directors, attended the meeting. There were 4,851,043 shares of common stock entitled to vote with a majority represented at the meeting. The Board of Directors recommended a vote for each of the director nominees, and for Proposals 2 and 3. There was no solicitation in opposition.

     Final voting results were as follows:
		Number of Shares
		Voted For	Withheld	Abstain
1.	Elect five directors:
	Terrence W. Glarner	2,820,564	866,781	-
	Daniel A. Baker	3,637,362	49,983	-
	Patricia M. Hollister	2,856,575	830,770	-
	Richard W. Kramp	3,673,225	14,120	-
	Gary R. Maharaj	3,672,525	14,820	-

		Voted For	Voted Against	Abstain
2.	Advisory approval of named executive officer compensation.	3,657,029	18,047	13,409

		Voted For	Voted Against	Abstain
3.	Ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015.	4,408,317	15,303	7,015

     Based on the results, each director nominee was elected, named executive officer compensation was approved, and the selection of our independent registered public accounting firm was ratified.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date August 8, 2014	NVE CORPORATION (Registrant) /s/ CURT A. REYNDERS Curt A. Reynders Chief Financial Officer and Secretary